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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated August 25, 1999, except as to the items described in Note 10 which is as of October 8, 1999, relating to the consolidated financial statements and financial statement schedule of SonicWALL, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 8, 1999